Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of UMED Holdings, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

UMED Holdings, Inc.

Date: November 21, 2016	By: /s/ Ransom Jones
Ransom Jones
President and Interim Chief Executive Officer
(principal executive officer)

Date: November 21, 2016	By: /s/ Randy Moseley
Randy Moseley
Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906 has been provided to UMED Holdings, Inc. and will be retained by UMED Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.